Exhibit 16

September 27, 2011

Securities and Exchange Commission
100 F Street NE
Washington, DC  20549

RE: EFL Overseas, Inc

We have read the statements that we understand EFL Overseas, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.

Very truly yours,
De Joya Griffith & Company, LLC
Certified Public Accountants

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